                                                                 Draft of 5/6/96
                                                                 ---------------






                           TREX MEDICAL CORPORATION

                                      AND

                    AMERICAN STOCK TRANSFER & TRUST COMPANY

                            ______________________


                         SUBSCRIPTION AGENCY AGREEMENT

                           DATED AS OF MAY ___, 1996

      SUBSCRIPTION AGENCY AGREEMENT dated as of May ___, 1996 by and between Trex Medical Corporation, a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company as Subscription Agent (the "Subscription Agent").

      WHEREAS, the Company has caused a Registration Statement on Form S-1 (Registration No. 333-2924) under the Securities Act of 1933, as amended (the "Act"), to be filed with the Securities and Exchange Commission (the "Commission") relating to the distribution by the Company of subscription rights (the "Rights") and sale of newly issued shares of the Company's common stock, par value $.01 per share (the "Common Stock"), upon the exercise of such Rights (such Registration Statement, in the form in which it first becomes effective under the Act, and as it may thereafter be amended from time to time, is referred to herein as the "Registration Statement"; the distribution of the Rights and the sale of shares of Common Stock upon the exercise thereof as contemplated by the Registration Statement is referred to herein as the "Rights Offering");

       WHEREAS, the Rights will be distributed to holders of record of shares of Common Stock as of the close of business on May ___, 1996 (the " Record Date") at a rate of .10 Rights for each share of Common Stock held on the Record Date;

       WHEREAS, the Rights are non-transferable except that ThermoTrex Corporation, a Delaware corporation ("ThermoTrex"), may redistribute the Rights received by it to the holders of its common stock, par value $.01 per share ("ThermoTrex Common Stock");

       WHEREAS, the portion of Rights distributed to ThermoTrex, as a holder of record of Common Stock, will be redistributed by ThermoTrex to holders of record of shares of ThermoTrex Common Stock on the Record Date at a rate of .10 Rights for each share of ThermoTrex Common Stock held on the Record Date;

       WHEREAS, the Company has reserved for issuance, and has authorized the issuance of, an aggregate number of authorized and unissued or treasury shares of Common Stock (the "Underlying Shares") equal to the aggregate number of Rights to be distributed pursuant to the Rights Offering;

       WHEREAS, concurrently with the Rights Offering, the Company is offering 2,400,000 shares of Common Stock in a firm commitment underwritten offering to the public (the "Underwritten Public Offering");

       WHEREAS, Rights holders will be entitled to subscribe to purchase, at a per share price of $16.00 (the "Subscription Price"), subject to the refund (the "Refund") of the amount, if any, by which $16.00 exceeds the initial public offering price (the "Public Offering Price") of Common Stock in the Underwritten Public Offering, one Underlying Share for each Right held (the "Subscription Privilege"); and

       WHEREAS, the Company desires the Subscription Agent to act on its behalf in connection with the Rights Offering as set forth herein, and the Subscription Agent is willing so to act.

       NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto hereby agree as follows:

      SECTION 1. Appointment of Subscription Agent. The Company hereby appoints
                 ---------------------------------
the Subscription Agent to act as agent for the Company in accordance with the instructions set forth in this Agreement, and the Subscription Agent hereby accepts such appointment. The Company may from time to time appoint such co-subscription agents as it may deem necessary or desirable.

      SECTION 2. Issue of Securities.
                 -------------------

           (a) The Company has distributed or will distribute the Rights to holders of record of shares of Common Stock as of the close of business on the Record Date (certain of which Rights are to be distributed by ThermoTrex as majority holder of Common Stock to holders of record shares of ThermoTrex Common Stock as of the close of business on the Record Date). The Company will promptly notify the Subscription Agent upon the effectiveness of the Registration Statement. As transfer agent and registrar for the shares of Common Stock, the Subscription Agent shall provide such assistance as the Company may require in order to effect the distribution of the Rights to holders of record of shares of Common Stock as of the close of business on the Record Date (or to holders of record of shares of ThermoTrex Common Stock on the Record Date, as the case may
be) (it being understood that Subscription Certificates (as defined in Section 3(b) hereof) or International Holder Subscription Forms (as defined in Section 3(c) hereof), as the case may be, shall be mailed to record holders (except those located in the United Kingdom, which holders must contact NatWest Securities Limited) of (i) the Common Stock together with a copy of the Prospectus no later than two business days following the Record Date and (ii) ThermoTrex Common Stock together with a copy of the Prospectus no later than two business days following the date upon which the Subscription Agent receives a final list of record holders of ThermoTrex Common Stock as of the Record Date), including assistance in determining the number of Rights to be distributed to each such record holder and assistance in distributing the Subscription Certificates evidencing the Rights or International Holder Subscription Forms, as the case may be.

           (b) The Company has authorized the issuance of and will hold in reserve the Underlying Shares, and upon the valid exercise of Rights, the Company will issue Underlying Shares to validly exercising Rights holders as set forth in the Registration Statement.

      SECTION 3. Subscription Privilege; Form of Subscription Certificates.
                 ---------------------------------------------------------

           (a) Each Right carries with it a Subscription Privilege, pursuant to which the holder of such Right, upon the valid exercise of the Right pursuant to Section 7 hereof, the right to purchase from the Company one Underlying Share for the Subscription Price.

           (b) The Rights shall be evidenced by subscription certificates (the "Subscription Certificates"). The Subscription Certificates (and the form of election to exercise or transfer Rights to be printed on the reverse thereof) shall be substantially in the form attached as Exhibit A hereto. Neither the Subscription Certificates, nor the Rights represented thereby, shall be transferable.

           (c) Subscription Certificates will not be provided to holders of record whose addresses are outside the United States or who have an APO or FPO address, but will be held by the Subscription Agent for their account. To exercise Rights, such international holders must notify the Subscription Agent by completing an international holder subscription form (the "International Holder Subscription Form") which will be delivered by the Subscription Agent to such international holders (except those located in the United Kingdom ) in lieu of a Subscription Certificate, and sending it by mail or telecopy to the Subscription Agent. International holders located in the United Kingdom will not initially be provided with International Holder Subscription Forms. These international holders who are interested in participating in the Rights Offering should contact NatWest Securities Limited.

      SECTION 4. Signature and Registration.
                 --------------------------

           (a) The Subscription Certificates shall be executed on behalf of the Company by two of its executive officers. Any Subscription Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Subscription Certificate, shall be a proper officer of the Company to sign such Subscription Certificate, even if at the date of the execution of this Agreement or the date of the actual issuance of such certificate any such person is not such an officer.

           (b) The Subscription Agent will keep or cause to be kept, at its principal offices in New York, books for registration and transfer of the Rights issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights and the number of Rights evidenced by each outstanding Subscription Certificate.

      SECTION 5. Mutilated, Destroyed, Lost or Stolen Subscription
                 -------------------------------------------------
Certificates.  Upon receipt by the Company and the Subscription Agent of
- ------------
evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Subscription Certificate, and, in case of loss, theft or destruction, of indemnity and/or security satisfactory to them which may be in the form of an open penalty bond, and reimbursement to the Company and the Subscription Agent of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Subscription Certificate if mutilated, the Company will make and deliver a new Subscription Certificate of like tenor to the Subscription Agent for delivery to the registered owner in lieu of the Subscription Certificate so lost, stolen, destroyed or mutilated. If required by the Company or the Subscription Agent, an indemnity bond must be sufficient in the judgment of both to protect the Company, the Subscription Agent or any agent thereof from any loss which any of them may suffer if a Subscription Certificate is replaced.

      SECTION 6. Subsequent Issue of Subscription Certificates. Subsequent to
                 ---------------------------------------------
their original issuance, no Subscription Certificates shall be issued except such Subscription Certificates issued in replacement of mutilated, destroyed, lost or stolen Subscription Certificates pursuant to Section 5 hereof.

      SECTION 7. Exercise of Rights; Exercise Price; Expiration Date.
                 ---------------------------------------------------

           (a) The holder of any Subscription Certificate may exercise some or all of the Rights evidenced thereby (but not in amounts of less than one Right or an integral multiple thereof) by delivering to the Subscription Agent, on or prior to 5:00 p.m., Eastern time, on June ___, 1996 (the "Expiration Date"), a properly completed and executed Subscription Certificate evidencing such Rights (with signatures guaranteed by an eligible guarantor institution which is a participant in a securities transfer association recognized program (each, an "Eligible Guarantor") if the holder of such right has provided special delivery instructions on Form 2 of the Subscription Certificate) together with payment of the Subscription Price for each Underlying Share subscribed for pursuant to the Subscription Privilege. In the case of holders of Rights that are held of record through The Depository Trust Company ("DTC"), exercises of the Subscription Privilege may be effected by instructing DTC to transfer Rights (such Rights being "DTC Exercised Rights") from the DTC account of such holder to the DTC account of the Subscription Agent, together with payment of the Subscription Price for each Underlying Share subscribed for pursuant to the Basic Subscription Privilege.

           (b) If a holder wishes to exercise Rights, but time will not permit such holder to cause the Subscription Certificate evidencing such Rights to reach the Subscription Agent on or prior to the Expiration Date, such Rights may nevertheless be exercised if all of the following conditions (the "Guaranteed Delivery Procedures") are met:

                 (i) such holder has caused payment in full of the Subscription Price for each Underlying Share being subscribed for pursuant to the Subscription Privilege to be received (in the manner set forth in Section 7(d) hereof) by the Subscription Agent on or prior to the Expiration Date;

                 (ii) the Subscription Agent receives, on or prior to the Expiration Date, a guarantee notice (a "Notice of Guaranteed Delivery"), substantially in the form provided with the Instructions as to Use of Trex Medical Corporation Subscription Certificates (the "Instructions") distributed with the Subscription Certificates, from a commercial bank or trust company having an office or correspondent in the United States or a member firm of a national securities exchange or a member of the National Association of Securities Dealers, Inc. (each, an "Eligible Institution"), stating the name of the exercising Rights holder, the number of Rights represented by the Subscription Certificate held by such exercising Rights holder and the number of Underlying Shares being subscribed for pursuant to the Subscription Privilege, and guaranteeing the delivery to the Subscription Agent of the Subscription Certificate evidencing such Rights within three American Stock Exchange trading days following the date of the Notice of Guaranteed Delivery; and

                 (iii) the properly completed Subscription Certificate[s] evidencing the Rights being exercised, with any required signatures guaranteed, are received by the Subscription Agent, or such Rights are transferred into the DTC account of the Subscription Agent, within three American Stock Exchange trading days following the date of the Notice of Guaranteed Delivery relating thereto. The Notice of Guaranteed Delivery may be delivered to the Subscription Agent in the same manner as Subscription Certificates at the addresses set forth above, or may be transmitted to the Subscription Agent by telegram or facsimile transmission (telecopy no. 718-234-5001).

           (c) The Rights shall expire at 5:00 p.m., Eastern time, on the Expiration Date.

           (d) The "Subscription Price" shall be $16.00 per share of Common Stock subscribed for pursuant to the Subscription Privilege payable (in United States dollars) (i) by check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to the Subscription Agent, or (ii) by wire transfer of funds to the account maintained by the Subscription Agent for such purpose at Chemical Bank, 55 Water Street, New York, New York 10041, Account No. 323-294723; ABA No. 021 000 128. The Subscription Price shall be deemed to have been received by the Subscription Agent only upon (i) clearance of any uncertified check, (ii) receipt by the Subscription Agent of any certified check or bank draft drawn upon a U.S. bank or of any postal, telegraphic or express money order or (iii) receipt of good funds in the Subscription Agent's account designated above, in payment of the Subscription Price.

           (e) If an exercising Rights holder has not indicated the number of Rights being exercised, or if the Subscription Price payment forwarded by such holder to the Subscription Agent is not sufficient to purchase the number of shares subscribed for, the Rights holder will be deemed to have exercised the Subscription Privilege with respect to the maximum number of whole Rights which may be exercised for the Subscription Price delivered to the Subscription Agent and, to the extent that the Subscription Price payment delivered by such holder exceeds the Subscription Price multiplied by the number of Rights exercised (such excess being the "Subscription Excess"), the Subscription Agent will refund the Subscription Excess to such Rights holder without interest or deduction.

           (f) The Subscription Agent is authorized to accept only Subscription Certificates (other than Subscription Certificates delivered in accordance with the procedure for guaranteed delivery set forth in Section 7(b)), or transfers of Rights to its account at DTC, received prior to 5:00 p.m., Eastern time, on the Expiration Date.

           (g) Once a holder of Rights has exercised a Right, such exercise may not be revoked.

        SECTION 8. Payment for Common Stock; Delivery of Stock Certificates,
                   ---------------------------------------------------------
Refund and Subscription Excess.
- ------------------------------

           (a) The closing of the sale of the Common Stock upon exercise of the Rights (the "Closing") will take place at 10:00 a.m., Eastern time, on the sixth business day following the

Expiration Date, or at such other date and time as the closing of the Underwritten Public Offering (such date and time being referred to herein as the "Closing Date"). At the Closing, the Subscription Agent shall pay to the Company, by wire transfer, certified or bank check or other method acceptable to the Company, the amount of all funds received by the Subscription Agent in payment of the Subscription Price for Underlying Shares subscribed for pursuant to the Subscription Privilege less the aggregate Refund due to the Rights holders who exercise Rights. Notwithstanding the foregoing, the closing shall not occur if either (i) the closing of the Underwritten Public Offering does not occur or (ii) the Public Offering Price exceeds $16.00 per share. If the Company notifies the Subscription Agent that the Closing will not occur due to the failure of either condition described in the preceding sentence, the Subscription Agent, as soon as practicable after receipt of such notice, shall mail to each Rights holder the Subscription Price paid by such holder in respect of the number of shares that were subscribed for pursuant to the Subscription Privilege, without interest or deduction.

           (b) The Company shall deliver, or arrange to have delivered, at the Closing the number of shares of Common Stock as are properly subscribed for pursuant to the Rights Offering and as soon as practicable after the Closing, the Subscription Agent shall deliver to each exercising Rights holder certificate(s) representing the shares of Common Stock purchased pursuant to the Subscription Privilege. In addition, the Subscription Agent will deliver to each Rights holder who exercises Rights any Refund or Subscription Excess to which such Rights holder is due without interest or deduction.

      SECTION 9. Fractional Rights and Shares.
                 ----------------------------

           (a) The Company shall not issue fractions of Rights nor shall the Subscription Agent distribute Subscription Certificates which evidence fractional Rights. The number of Rights issued to each holder will be rounded up to the nearest whole number.

           (b) The Company shall not issue fractional shares of Common Stock to exercising Rights holders upon exercise and acceptance of Rights.

      SECTION 10. Transferability of Rights. The Rights are non-transferable
                  -------------------------
except that ThermoTrex may redistribute the Rights received by it to the holders of ThermoTrex Common Stock.

      SECTION 11. Foreign and Certain Other Stockholders. The Subscription
                  --------------------------------------
Agent shall not mail Subscription Certificates to holders of Common Stock whose addresses are outside the U.S. and Canada or who have an APO or FPO address. The Subscription Agent shall hold such Subscription Certificates for the account of such holders and upon notice from such holders shall exercise the Rights on their behalf. To so exercise such Rights, such stockholders must notify the Subscription Agent not later than 5:00 p.m., Eastern time, on the Expiration Date.

      SECTION 12. Reports. The Subscription Agent shall notify both the Company
                  -------
and its designated representatives by telephone as requested during the period commencing with the mailing of Subscription Certificates and ending on the Expiration Date (and in the case of guaranteed deliveries pursuant to Section 7(b), the period ending three American Stock Exchange trading days after the Expiration Date), which notice shall thereafter be confirmed in writing, of (i) the number of Rights exercised on the day of such request, (ii) the number of Underlying Shares subscribed for pursuant to the Subscription Privilege and the number of such Rights for which payment has been received, (iii) the number of Rights subject to guaranteed delivery pursuant to Section 7(b) on such day, (iv) the number of Rights for which defective exercises have been received on such day and (v) cumulative totals derived from the information set forth in clauses (i) through (iv) above. At or before 5:00 p.m., Eastern time, on the first American Stock Exchange trading day following the Expiration Date, the Subscription Agent shall certify in writing to the Company the cumulative totals through the Expiration Date derived from the information set forth in clauses (i) through (iv) above. The Subscription Agent shall also maintain and update a listing of holders who have fully or partially exercised their Rights, their transferees and holders who have not exercised their Rights. The Subscription Agent shall provide the Company or its designated representatives with the information compiled pursuant to this Section 12 as any of them shall request.

      SECTION 13. Future Instructions and Interpretation.
                  --------------------------------------

           (a) All questions as to the timeliness, validity, form and eligibility of any exercise of Rights will be determined by the Company, whose determinations shall be final and binding. The Company in its sole discretion may waive any defect or irregularity, permit a defect or irregularity to be corrected within such time Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as the Company determines in its sole discretion. Neither the Company nor the Subscription Agent shall be under any duty to give notification of any defect or irregularity in connection with the submission of Subscription Certificates or incur any liability for failure to give such notification.

           (b) The Subscription Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from an authorized officer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

      SECTION 14. Payment of Taxes. The Company covenants and agrees that it
                  ----------------
will pay when due and payable all documentary, stamp and other taxes, if any, which may be payable in respect of the issuance or delivery of any Subscription Certificate or of the Underlying Shares; provided, however, that the Company shall not be liable for any tax liability arising out of any transaction which results in, or is deemed to be, an exchange of Rights or shares or a constructive dividend with respect to the Rights or shares and provided further that the Company shall not be required to pay any tax or other governmental charge which may be payable in respect of any delivery of any Subscription Certificate or the issuance or delivery of certificates for shares of Common Stock in a name other than that of the registered holder of such Subscription Certificate evidencing the Rights exercised, and the Subscription Agent shall not issue any such certificate until such tax or governmental charge, if required, shall have been paid.

      SECTION 15. Cancellation and Destruction of Subscription Certificates.
                  ---------------------------------------------------------
All Subscription Certificates surrendered for the purpose of exercise or substitution shall be canceled by the Subscription Agent, and no Subscription Certificates shall be issued in lieu thereof except as expressly permitted by provisions of this Agreement. The Subscription Agent shall deliver all canceled Subscription Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Subscription Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

      SECTION 16. Right of Action. All rights of action in respect of this
                  ---------------
Agreement are vested in the Company and the respective registered holders of the Subscription Certificates; and any registered holder of any Subscription Certificate, without the consent of the Subscription Agent or of the holder of any other Subscription Certificate, may, on his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Subscription Certificate in the manner provided in such Subscription Certificate and in this Agreement.

      SECTION 17. Concerning the Subscription Agent.
                  ---------------------------------

            (a) The Company agrees to pay to the Subscription Agent compensation in the amount of _____________________ dollars ($_______) for all services rendered by it hereunder and, from time to time, on demand of the Subscription Agent, its reasonable out-of-pocket expenses and disbursements for mailing, postage and delivery. The Company also agrees to indemnify the Subscription Agent for, and to hold it harmless against, any loss, liability, or expense incurred without negligence or bad faith on the part of the Subscription Agent for anything done or omitted by the Subscription Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises, provided that the Subscription Agent shall have provided the Company with notice of any such claim promptly after such claim became known to the Subscription Agent, and provided further that the Company shall have the right to assume the defense of any such claim upon receipt of written notice thereof from the Subscription Agent. If the Company assumes the defense of any such claim, the Subscription Agent shall be entitled to participate in (but not control) the defense of any such claim at its own expense. The Company shall not indemnify the Subscription Agent with respect to any claim or action settled without its consent, which consent shall not be unreasonably withheld.

            (b) The Subscription Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Subscription Certificate, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document reasonably believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged by the proper person or persons.

      SECTION 18. Merger or Consolidation of Subscription Agent. Any corporation
                  ---------------------------------------------
into which the Subscription Agent or any successor Subscription Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Subscription Agent or any successor Subscription Agent shall be a party, or any corporation succeeding to the corporate trust business of the Subscription Agent or any successor Subscription Agent, shall be the successor to the Subscription Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

      SECTION 19. Duties of Subscription Agent. The Subscription Agent
                  ----------------------------
undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Subscription Certificates by their acceptance thereof shall be bound:

           (a) The Subscription Agent may consult with legal counsel (who may be, but is not required to be, legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Subscription Agent as to any actions taken or omitted by it in good faith and in accordance with such opinion.

           (b) Whenever in the performance of its duties under this Agreement the Subscription Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President or a Vice President (including any Senior or Executive Vice President) and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Company and delivered to the Subscription Agent; and such certificate shall be full authorization to the Subscription Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

           (c) The Subscription Agent shall be liable hereunder only for its own negligence or willful misconduct.

           (d) The Subscription Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Subscription Certificates or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

           (e) The Subscription Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Subscription Agent) or in respect of the validity or execution of any Subscription Certificate; nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Subscription Certificate; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any

Subscription Certificate or as to whether any shares of Common Stock will, when issued, be validly authorized and issued, fully paid and nonassessable.

           (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Subscription Agent for the carrying out or performing by the Subscription Agent of the provisions of this Agreement.

           (g) Nothing herein shall preclude the Subscription Agent from acting in any other capacity for the Company.

      SECTION 20. Notices to the Company, Holders and Subscription Agent. All
                  ------------------------------------------------------
notices and other communications provided for or permitted hereunder shall be made by hand delivery, prepaid first-class mail, or telecopier:

           (a)    if to the Company, to:

                  Trex Medical Corporation
                  c/o Thermo Electron Corporation
                  81 Wyman Street
                  P.O. Box 9046
                  Waltham, MA  02254-9046
                  Attn:  Seth H. Hoogasian, Esq.
                  Telecopier:  617-622-1283

           (b)    if to the Subscription Agent, to:

                  American Stock Transfer & Trust Company
                  40 Wall Street
                  New York, New York 10005
                  Telecopier:  718-234-5001
                  Attn: Herb Lemmer, Esq.
                       Paula Magno

           (c) if to a registered holder, at the address shown on the registry books of the Company.

      All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed as aforesaid; when answered back if telexed; and when receipt is acknowledged, if telecopied.

      SECTION 21. Supplements and Amendments. The Company and the Subscription
                  --------------------------
Agent may from time to time supplement or amend this Agreement without the approval of any holders of Subscription Certificates in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Subscription Agent may deem necessary or desirable and which shall not materially adversely affect the interests of the holders of the Subscription Certificates.

      SECTION 22. Successors. All the covenants and provisions of this Agreement
                  ----------
by or for the benefit of the Company or the Subscription Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

      SECTION 23. Termination. This Agreement shall terminate at 5:00 p.m.,
                  -----------
Eastern time, on the thirtieth day following the Expiration Date. Upon termination of this Agreement, and provided that all shares of Common Stock for Rights accepted for execution prior to such termination are issued and delivered by the Company, the Company shall be discharged from all obligations under this Agreement except for its obligations to the Subscription Agent under Sections 14 and 17 hereof and except with respect to the obligation of the Company to provide instruction and direction to the Subscription Agent as may be provided in this Agreement.

      SECTION 24. Governing Law. This Agreement and each Subscription
                  -------------
Certificate shall be deemed to be a contract made under the laws of the Commonwealth of Massachusetts and for all purposes shall be construed in accordance with the internal laws of said State.

      SECTION 25. Benefits of This Agreement. Nothing in this Agreement shall
                  --------------------------
be construed to give to any person or corporation other than the Company, the Subscription Agent and the holders of the Subscription Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Subscription Agent and the holders of the Subscription Certificates.

      SECTION 26. Counterparts. This Agreement may be executed in any number of
                  ------------
counterparts and each of such counterparts shall for all purposes be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

      SECTION 27. Descriptive Headings. Descriptive headings of the several
                  --------------------
Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF the undersigned have caused this Subscription Agency Agreement to be executed by their duly authorized representative as of the date first above written.

                                             TREX MEDICAL CORPORATION


                                             By:_______________________________
                                                Name:
                                                Title:


                                             AMERICAN STOCK TRANSFER & TRUST
                                             COMPANY


                                             By:_______________________________
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